MUNIHOLDINGS INSURED FUND, INC.

FILE # 811-8707

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/8/2005	University of Calif. 4.75% 5/15/35	558,425,000	1,135,000	Morgan Stanley Alamo Capital Citigroup Global E.J. De La Rosa Goldman Sachs Great Pacific Sec J.P. Morgan Merrill Lynch
6/9/2005	Miami Dade Florida Subordinate 10/1/31 - 37	184,312,247	2,225,000	Raymond James Citigroup Estrada Hinojosa Stifel, Nicolaus & Co. M.R. Beal Guzman & Co. Jackson Securities Loop Capital Markets Merrill Lynch Ramirez & Co. RBC Dain Rauscher Siebert Brandford
6/22/2005	Metropolitan Transporation Authority 5% 11/15/30	750,000,000	1,185,000

Lehman Brothers

First Albany Capital

Bear Stearns

Citigroup

JP Morgan

Merrill Lynch

Morgan Stanley

UBS Financial

ABN Amro Financial

Advest

Banc of America

CIBC World Markets

Commerce Capital

RBC Dain Rauscher

Jackson Securities

Ramirez & Co

Raymond James

Roosevelt & Cross

Siebert Brandford

Wachovia Bank

7/15/2005	Mass School Building Authority 5% 8/15/30	2,500,000,000	3,685,000

UBS Financial Services

Citigroup

Lehman Brothers

Banc of America

Bear Stearns

Goldman Sachs

JP Morgan

Merrill Lynch

Advest

A.G. Edwards

Cabrera Capital

Corby Capital

Finacorp Securities

First Albany

Jackson Securities

Melvin Securities

Moors & Cabot

M.R. Beal

National Financial Mkts.

Oppenheimer & Co.

Ramirez & Co

Raymond James

RBC Dain Rauscher

Siebert Brandford

Southwest Securities

Sovereign Securities

10/13/2005	NJ Transportation Trust 5.00% 6/15/19,20	953,020,000	6,705,000

JP Morgan

Bear Stearns

Citigroup

Goldman Sachs

Merrill Lynch

Morgan Stanley

UBS Financial

Advest

Banc of America

NW Capital

Piper Jaffray

Popular Securities

Powell Capital

Ramirez & Co.

RBC Dain Rauscher

Siebert Brandford

Sterne, Agee & Leach

Wachovia Bank